SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office)	(Zip code)

Registrant’s telephone number, including area code: (205)  877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     REGULATION FD DISCLOSURE

On August 5, 2008 we issued a news release announcing the authorization of $100 million to repurchase our shares or retire outstanding debt. That release also disclosed that we have expended a prior $150 million authorization to repurchase our shares or debt securities. A copy of that news release, containing important risk factors, is furnished as Exhibit 99.1 to this filing.

On August 6, 2008 we issued a news release reporting the results of our operations for the quarter and six months ended June 30, 2008. A copy of that news release, also containing important risk factors, is furnished as Exhibit 99.2 to this filing.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

99.1	News release, dated August 5, 2008, announcing the authorization of $100 million to repurchase our shares or retire outstanding debt.

99.2	News release, dated August 6, 2008, announcing our results for the quarter and six months ended June 30, 2008

We are furnishing exhibits 99.1 and 99.2 to this Current Report on Form 8-K in accordance with item 7.01, Regulation FD Disclosure. The exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 6, 2008

PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice-President